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Exhibit 3.48

[STATE OF WEST VIRGINIA SEAL]

Certificate

I, Ken Hechler, Secretary of State of the
State of West Virginia, hereby certify that

THE FOLLOWING IS A TRUE AND CORRECT COPY OF:

CERTIFICATE OF INCORPORATION

OF

RUHRKOHLE TRADING CORPORATION,
(FORMERLY RIVERTON COAL COMPANY)
DATED THE 19th DAY OF MARCH, 1927,
INCLUDING ANY AMENDMENTS OR ADDITIONS
THERETO, AS APPEARS FROM THE RECORDS OF
MY SAID OFFICE.

Given under my hand and the Great Seal of the State of West Virginia, on this THIRTEENTH day of MARCH 1987
[SEAL]	/s/ Ken Hechler
Secretary of State.

AGREEMENT FOR INCORPORATION.

I.
The undersigned agree to become a corporation by the name of RIVERTON COAL COMPANY.

II.
The principal place of business of said corporation shall be located at Charleston, Kanawha County, West Virginia. Its chief works will be located in Cabin Creek District, Kanawha County, West Virginia, and elsewhere in said State.

III.
The objects and purposes for which this corporation is formed are as follows: To purchase lease, acquire and hold in fee simple, or other estate, coal, timber, mineral and other lands; to prospect and develop the same; to mine, purchase and sell, lease and sublease, coal, shale and other minerals; to manufacture, purchase and sell, timber, coke, clay products and other products of timber, coal, shale and other minerals; to drill for oil and gas, produce and market the same and to manufacture the by-products thereof; to own, lease, construct and operate roads, railways and tramroads in connection with the business aforesaid, and to transport for itself and others by means thereof and otherwise, the products aforesaid and other articles of traffic; to manufacture, purchase or otherwise acquire, hold on mortgage, lease, assign, transfer, invest, deal in and deal with and trade in, goods, wares, merchandise and property of every class and description; to operate stores and carry on a general mercantile business; to borrow money and mortgage its property or any part thereof as security for the money so borrowed; to build, own, hold, lease or sublease and sell houses and lands and interests in lands, coal mines, oil and gas, and to engage in and carry on any other business necessary, proper, incidental or convenient to any of the foregoing purposes.

IV.
The amount of the total authorized capital stock of said corporation shall be $100,000.00, which shall be divided into 1000 shares of the par value of $100.00 each, of, which authorized capital stock the amount of $100.00 has been subscribed and the amount of $50.00 has been paid.

V.
The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

NAME.	POST OFFICE ADDRESS.	NUMBER OF SHARES OF COMMON STOCK.
E. L. Michie,	Charleston, West Va.,	1
H. V. Campbell,	" "	1
William F. Blue,	" "	1
Nathan S. Poffenbarger,	" "	1
Charles M. Love,	" "	1
VI.
This corporation is to expire in fifty years from the date of the certificate of incorporation.

VII.
All directors and officers of said corporation may be non-residents of the State of West Virginia, and such officers and directors need not be stockholders of said corporation.

  Meetings of stockholders and directors of said corporation, both general and special, may be held outside of the State of West Virginia.

  Given under our hands this 21st day of January, 1927.

/s/ E. L. MICHIE
/s/ H. V. CAMPBELL
/s/ WILLIAM F. BLUE
/s/ NATHAN S. POFFENBARGER
/s/ CHARLES M. LOVE

CERTIFICATE.

STATE OF WEST VIRGINIA,	}
	}	TO-WIT:
COUNTY OF KANAWHA,	}

        I, Grace V. Wilson, a Notary Public, in and for the county and state aforesaid, hereby certify that E. L. MICHIE, H. V. CAMPBELL, WILLIAM F. BLUE, NATHAN S. POFFENBARGER and CHARLES M. LOVE, whose names are signed to the foregoing agreement, bearing date on the 1st day of January, 1927, this day personally appeared before me in my said county and severally acknowledged their signature to the same. And I further certify that E. L. MICHIE and H. V. CAMPBELL, two of the incorporators named in the said agreement, made oath before me that the amount therein stated to have been paid on the capital stock, has been in good faith paid in for the purposes and business of the intended corporation, without any intention or understanding that the same shall be withdrawn therefrom before, the expiration or dissolution of this corporation.

        Given under my hand this 17th day of March, 1927.

        My commission expires on the 10th day of November,    1934.

/s/ GRACE V. WILSON Notary Public in and for the County of Kanawha, State of West Virginia.

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[STATE OF WEST VIRGINIA SEAL]

Certificate

I, Ken Hechler, Secretary of State of the
State of West Virginia, hereby certify that

THE FOLLOWING IS A TRUE AND CORRECT COPY OF THE ARTICLES OF MERGER OF:

RUHRKOHLE TRADING CORPORATION, A DELAWARE CORPORATION AND RIVERTON COAL COMPANY, A WEST VIRGINIA CORPORATION DULY SIGNED AND VERIFIED PURSUANT TO THE PROVISIONS OF SECTION 38, ARTICLE 1, CHAPTER 31 OF THE CODE OF WEST VIRGINIA, 1931, AS AMENDED, HAVE BEEN RECEIVED AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY, I HEREBY ISSUE THIS CERTIFICATE OF MERGER, MERGING RUHRKOHLE TRADING CORPORATION WITH AND INTO RIVERTON COAL COMPANY, THE SURVIVOR, WHICH THEN CHANGED ITS NAME TO RUHRKOHLE TRADING CORPORATION AND ATTACH A DUPLICATE ORIGINAL OF SAID ARTICLES OF MERGER AS APPEARS FROM THE RECORDS OF MY SAID OFFICE.

[SEAL]	Given under my hand and the Great Seal of the State of West Virginia, on this TWENTY-SIXTH day of DECEMBER 1985
/s/ KEN HECHLER
Secretary of State

ARTICLES OF MERGER OF RUHRKOHLE TRADING CORPORATION INTO RIVERTON COAL COMPANY	FILED IN THE OFFICE OF SECRETARY OF STATE OF WEST VIRGINIA THIS DATE DEC 26 1985

        Pursuant to the provisions of Section 38, Article 1, Chapter 31 of the Code of West Virginia, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

        The names of the undersigned corporations and the States under the laws of which they are respectively organized are:

Name of Corporation	State
Riverton Coal Company	West Virginia
Ruhrkohle Trading Corporation	Delaware

        The laws of the State under which such foreign corporation is organized permit such a merger.

        The name of the surviving corporation is Riverton Coal Company, and it is to be governed by the laws of the State of West Virginia.

        An Agreement and Plan of Merger (the "Plan"), a copy of which is attached hereto, was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by Section 117, Article 1, Chapter 31 of the Code of West Virginia, and was approved by the undersigned foreign corporation in the manner prescribed by the laws of the State under which it is organized.

        As to each of the undersigned corporations, the number of shares outstanding is as follows:

Name of Corporation	Number of Shares Outstanding
Riverton Coal Company	500
Ruhrkohle Trading Corporation	50,000

        There is no class of shares of either of the undersigned corporations entitled to vote as a class.

        As to each of the undersigned corporations, the total number of shares voted for and against such plan, respectively, are as follows:

	Number of Shares
Name of Corporation	Total Voted For	Total Voted Against
Riverton Coal Company	500	0
Ruhrkohle Trading Company	50,000	0

        All actions required to be taken by the shareholders or the directors of the surviving Corporation to authorize the merger were taken by unanimous written consent in lieu of meeting pursuant to Section 73, Article 1, Chapter 31 of the Code of West Virginia.

Dated: December 17, 1985

RIVERTON COAL COMPANY
By:	/s/ ROLF KOEHNEN Rolf Koehnen, President
and	/s/ GEORGE H. SHENK George H. Shenk, Secretary
RUHRKOHLE TRADING CORPORATION
By:	/s/ ROLF KOEHNEN Rolf Koehnen, President
and	/s/ FREDERIC R. COUDERT III Frederic R. Coudert, III, Seceretary

STATE OF	:
:ss
COUNTY OF	:

        I, Robert Paul, a notary public, do hereby certify that on this 17 day of December, 1985, personally appeared before me Rolf Koehnen, who, being by me first duly sworn, declared that he is the President of Riverton Coal Company, that he signed the foregoing document as such President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ ROBERT PAUL Notary Public
(NOTARIAL SEAL)

My Commission Expires: 3/30/86

STATE OF	:
:ss
COUNTY OF	:

        I, Robert Paul, a notary public, do hereby certify that on this 17 day of December, 1985, personally appeared before me Rolf Koehnen, who, being by me first duly sworn, declared that he is the President of Ruhrkohle Trading Corporation, that he signed the foregoing document as such President of the corporation, and that the statements therein contained are true.

[SEAL]	/s/ ROBERT PAUL Notary Public
(NOTARIAL SEAL)

My Commission Expires: 3/30/86

AGREEMENT AND PLAN OF MERGER

        THIS IS AN AGREEMENT AND PLAN OF MERGER dated December     , 1985 (the "Agreement") by and between RIVERTON COAL COMPANY, a West Virginia corporation ("Riverton") and RUHRKOHLE TRADING CORPORATION, a Delaware corporation ("RTC").

        1.    MERGER.    RTC shall merge into Riverton (the "Merger") and the separate existence of RTC shall cease. Riverton shall be the surviving corporation (the "Survivor") and shall continue its existence under West Virginia law.

        2.    TIME OF EFFECTIVENESS.    The Merger shall become effective at 11:59 p.m., Eastern Standard Time, on December 31, 1985 (the "Time of Effectiveness").

        3.    ARTICLES OF INCORPORATION.    The Articles of Incorporation of Riverton as in effect at the Time of Effectiveness shall become the Articles of Incorporation of the Survivor; provided, however, that from and after the Time of Effectiveness such Articles shall be amended and restated to read as set forth on Exhibit A hereto.

        4.    BYLAWS.    The Bylaws of Riverton in effect at the Time of Effectiveness shall be the Bylaws of the Survivor.

        5.    SHARES OF CAPITAL STOCK.    At the Time of Effectiveness, as a result of the effectiveness of the Merger:

          5.1    Riverton Capital Stock.    Each share of Common Stock, par value $100 per share, of Riverton issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 68 issued and outstanding shares of the Common Stock of the Survivor.

          5.2    Conversion of RTC Capital Stock.    Each share of Common Stock, par value $10 per share, of RTC issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 2.32 issued and outstanding shares of the Common Stock of the Survivor.

          5.3    Stock Splits, Etc.    If prior to the Time of Effectiveness the outstanding shares of Riverton Common Stock or RTC Common Stock shall be increased by any stock split, stock dividend, subdivision, recapitalization, reclassification of shares or otherwise, or shall be combined into a lesser number of shares by reclassification, recapitalization or reduction of capital, the number of shares of the Common Stock of the Survivor entitled to be received in the Merger by the stockholders of RTC and Riverton shall be adjusted proportionately.

          5.4    Surrender of Certificates.    As soon as practicable after the effectiveness of the Merger, each holder of any outstanding certificate or certificates theretofore representing a share or shares of RTC Common Stock or Riverton Common Stock shall, upon presentation of such certificate or certificates for surrender to the Survivor or its agents, be entitled to receive in exchange therefor a certificate representing the shares of fully paid and nonassessable Common Stock of the Survivor to which such holder shall be entitled upon the basis of exchange set forth in Section 5.1 or Section 5.2, as applicable. Until so surrendered, each outstanding certificate which prior to the merger represented RTC Common Stock or Riverton Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Common Stock of the Survivor into which the same shall have been converted and exchanged; provided, however, that no dividends declared with respect to the Common Stock of the Survivor shall be paid to the holder of any unsurrendered certificate for RTC Common Stock or Riverton Common Stock until such holder shall surrender such certificate, at which time the holder shall be paid the amount of dividends, without interest, which theretofore became payable with respect to the shares of Common Stock of the Survivor evidenced by such certificate.

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        6.    DIRECTORS OF THE SURVIVOR.    The names and addresses of the directors of the Survivor, who shall hold office from the Time of Effectiveness of the Merger, are as follows:

Name	Address
Dr. Peter Rohde	Mitglied des Vorstandes der Ruhrkohle AG Postfach 103262, D-43 Essen 1, West Germany
Fritz Ziegler	Mitglied des Vorstands der Ruhrkohle AG Postfach 103262, D-43, Essen 1 West Germany
Hans-Peter Baumann	Mitglied der Geschaeftsfuehrung der Ruhrkohle Handel GmbH Postfach 6828, D-4 Dusseldorf 30, West Germany
Dr. Heinrich Boennemann	Mitglied der Geschaeftsfuehrung der Ruhrkohle Verkauf GmbH Postfach 103161, D-43 Essen 1, West Germany
Dr. Rainer M. Kampschulte	Mitglied der Geschaeftsfuehrung der Ruhrkohle Verkauf GmbH Postfach 103161, D-43 Essen 1, West Germany
Dr. Rainer Kolligs	Generalbevollmaechtigter der Ruhrkohle AG Postfach 103216, D-43 Essen 1 West Germany
Dr. Juergen Weiskam	Mitglied der Geschaeftsfuehrung der Ruhrkohle Handel GmbH Postfach 6828, D-4 Dusseldorf 30, West Germany
Rolf Koehnen	Ruhrkohle Trading Corporation 777 Third Avenue New York, New York 10017

        7.    APPROVAL AND FILING.    After this Agreement has been duly approved by the stockholders of RTC in the manner required by the laws of the State of Delaware and by the stockholders of Riverton in the manner required by the laws of the State of West Virginia, and if it has not been terminated pursuant to Section 8 hereof, a Certificate of Merger shall be filed in accordance with the laws of the State of Delaware and Articles of Merger shall be filed in accordance with the laws of the State of West Virginia. Riverton and RTC shall do all such acts as may be necessary or desirable to effectuate the Merger.

        8.    TERMINATION.    This Agreement may be terminated and the Merger abandoned, notwithstanding favorable action on the Merger by the stockholders of either or both of Riverton and RTC, at any time prior to the earlier of the filing of a Certificate of Merger with the Secretary of State of Delaware and the filing of Articles of Merger with the Secretary of the State of West Virginia, by the mutual consent of the boards of directors of Riverton and RTC.

        9.    AMENDMENT.    Riverton and RTC, by mutual consent of their boards of directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time prior to the earlier of the filing of Articles of Merger with the Secretary of West Virginia and the filing of a Certificate of Merger with the Secretary of State of Delaware; provided, however, that no such amendment, modification or supplement shall (i) alter or change the amount or kind of shares or other property to be received by the shareholders of Riverton pursuant to Section 5.1 hereof or by the shareholders of RTC

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pursuant to Section 5.2 hereof, (ii) alter or change any term of the Articles of Incorporation of the Survivor or (iii) affect the rights of the stockholders of Riverton or RTC in a manner which is materially adverse to such stockholders in the judgment of their respective boards of directors.

        10.    COUNTERPARTS.    This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors, have caused this Agreement and Plan of Merger to be executed by the President and attested by the Secretary or Assistant Secretary of each party hereto as the respective act, deed and agreement of each of the parties hereto as of the date first above written.

[Corporate Seal]	RIVERTON COAL COMPANY
Rolf Koehnen, President
Attest:

[Corporate Seal]	RUHRKOHLE TRADING CORPORATION
Rolf Koehnen, President
Attest:

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AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

RUHRKOHLE TRADING CORPORATION

(formerly Riverton Coal Company)

        FIRST: The name of the corporation is RUHRKOHLE TRADING CORPORATION.

        SECOND: The period of duration of the corporation shall be perpetual.

        THIRD: The corporation is organized for the purpose of conducting any and all lawful business for which corporations may be incorporated under Article 1, Chapter 31 of the Code of the West Virginia.

        FOURTH: The address of the corporation's principal place of business is 777 Third Avenue, New York, New York 10017, and the name and address of the person to whom notice shall be sent or process served upon, or service of which is accepted by the Secretary of State of West Virginia is C T Corporation System, 1200 Charleston National Plaza, Charleston, County of Kanawha, West Virginia 25031.

        FIFTH: The aggregate number of shares which the company shall have authority to issue is One Hundred and Fifty Thousand (150,000) shares of common stock, par value Three dollars and Thirty-three and one-third cents ($3.33 1/3) per share.

Exhibit A

        Sixth: Provisions for the regulation of internal affairs of the corporation are: none.

        The original articles of incorporation were filed by the Secretary of State on the 19th day of March, 1927.

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Exhibit 3.48